EXHIBIT 99.1

Gladstone Investment Announces Monthly Cash Distributions for July, August and September 2020 and First Fiscal Quarter Earnings Release and Conference Call Dates

MCLEAN, Va., July 14, 2020 (GLOBE NEWSWIRE) -- Gladstone Investment Corporation (Nasdaq: GAIN) (the “Company”) announced today that its board of directors declared the following monthly cash distributions to preferred and common stockholders. The Company also announced its plan to report earnings for its first fiscal quarter ended June 30, 2020.

Common Stock: $0.07 per share of common stock for each of July, August, and September 2020, all payable per the table below.

Record Date	Payment Date	Cash Distribution
July 24	July 31	$0.07
August 24	August 31	$0.07
September 23	September 30	$0.07
Total for the Quarter:		$0.21

Series D Term Preferred Stock: $0.13020833 per share of the Company’s 6.25% Series D Cumulative Term Preferred Stock (“Series D Term Preferred Stock”) for each of July, August, and September 2020, payable per the table below. The Series D Term Preferred Stock trades on the Nasdaq under the symbol “GAINM.”

Record Date	Payment Date	Cash Distribution
July 24	July 31	$0.13020833
August 24	August 31	$0.13020833
September 23	September 30	$0.13020833
Total for the Quarter:		$0.39062499

Series E Term Preferred Stock: $0.1328125 per share of the Company’s 6.375% Series E Cumulative Term Preferred Stock (“Series E Term Preferred Stock”) for each of July, August, and September 2020, payable per the table below. The Series E Term Preferred Stock trades on the Nasdaq under the symbol “GAINL.”

Record Date	Payment Date	Cash Distribution
July 24	July 31	$0.1328125
August 24	August 31	$0.1328125
September 23	September 30	$0.1328125
Total for the Quarter:		$0.3984375

The Company offers a dividend reinvestment plan (the “DRIP”) to its common stockholders. For more information regarding the DRIP, please visit www.gladstoneinvestment.com.

The Company also announced today that it plans to report earnings after the stock market closes on Tuesday, July 28, 2020, for its first quarter ended June 30, 2020. The Company will hold a conference call on Wednesday, July 29, 2020 at 8:30 a.m. EDT to discuss its earnings results. Please call (833) 519-1256 and enter conference number 5383517 to enter the conference call. An operator will monitor the call and set a queue for questions.

A conference call replay will be available beginning one hour after the call and will be accessible through August 5, 2020. To hear the replay, please dial (855) 859-2056 and use playback conference number 5383517.

The live audio broadcast of the Company’s conference call will be available online at www.gladstoneinvestment.com. The event will also be archived and available for replay on the Company’s website through September 29, 2020.

About Gladstone Investment Corporation: Gladstone Investment Corporation is a publicly traded business development company that seeks to make secured debt and equity investments in lower middle market businesses in the United States in connection with acquisitions, changes in control, and recapitalizations. Information on the business activities of all the Gladstone funds can be found at http://www.gladstonecompanies.com/.

Source: Gladstone Investment Corporation

Investor Relations Inquiries: Please visit www.gladstone.com or +1-703-287-5893.

Forward-looking Statements:
The statements in this press release regarding potential future distributions, earnings and operations of the Company are “forward-looking statements.” These forward-looking statements inherently involve certain risks and uncertainties in predicting future results and conditions. Although these statements are based on the Company's current plans that are believed to be reasonable as of the date of this press release, a number of factors could cause actual results and conditions to differ materially from these forward-looking statements, including those factors described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or otherwise, except as required by law.